Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, par value $1.00 per share, of Lawson Products, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 23rd day of March, 2009

SLP 2003 Trust A, created March 6, 2008		SLP 2003 Trust B, created March 6, 2008

By:	/s/ H. George Mann	By:	/s/ H. George Mann
	H. George Mann, solely as Trustee		H. George Mann, solely as Trustee

SLP 2003 Trust C, created March 6, 2008		SLP 2003 Trust D, created March 6, 2008

By:	/s/ H. George Mann	By:	/s/ H. George Mann
	H. George Mann, solely as Trustee		H. George Mann, solely as Trustee

/s/ H. George Mann
H. George Mann, solely as Trustee